EXHIBIT 99.4
                                  CERTIFICATION

         Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), Gary D. Wrench, the Chief Financial Officer of OpticNet, Inc. (the "Company") hereby certifies that, to the best of his knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended December 28, 2002, to which this Certification is attached as Exhibit
         99.4 (the "Quarterly Report"),  fully complies with the requirements of
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

Dated: February 10, 2003
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/s/ Gary D. Wrench
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Gary D. Wrench
Chief Financial Officer

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